UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under § 240.14a-12

DIVERSIFIED HEALTHCARE TRUST
(Name of Registrant as Specified In Its Charter)

Flat footed, llc marc andersen
(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Flat Footed LLC, a Delaware limited liability company (“Flat Footed”), together with the other participant named herein, has filed a definitive proxy statement and accompanying GOLD proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes in connection with its opposition to proposals to be presented at the special meeting of shareholders (the “Special Meeting”) of Diversified Healthcare Trust, a Maryland corporation (the “Company”).

On August 1, 2023, Flat Footed issued an Investor Presentation titled “The Case for Voting AGAINST the Proposed DHC-OPI Merger”, a copy of which is attached hereto as Exhibit 1 and incorporated herein by reference.